UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 19, 2012

VERTICAL HEALTH SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	000-23201	59-3635262
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

7760 France Avenue South, 11th Floor

Minneapolis, Minnesota 55435

(Address of principal executive offices) (Zip Code)

(612) 568-4210

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

George Danko has resigned as a member of the Board of Directors (the “Board”) of Vertical Health Solutions, Inc. d/b/a OnPoint Medical Diagnostics, a Florida corporation (the “Company”), effective March 16, 2012. The Board of the Company accepted the notice of resignation from Mr. Danko, a copy of which is attached hereto as an Exhibit and incorporated herein by reference, from his position effective March 16, 2012. The Company notes that the resignation of Mr. Danko was not the result of any disagreement with the Company relating to the Company’s operations, policies or practices.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits

	Exhibit No.	Description

	17.1	Letter, dated March 16, 2012, from George Danko to Vertical Health Solutions, Inc. d/b/a OnPoint Medical Diagnostics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vertical Health Solutions, Inc.

By:	/s/ WILLIAM CAVANAUGH
Name:	William Cavanaugh
Title:	President and Chief Executive Officer

Date: March 19, 2012